Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VIRTUAL CRYPTO TECHNOLOGIES INC.", CHANGING ITS NAME FROM "VIRTUAL CRYPTO TECHNOLOGIES INC." TO "VIEWBIX INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JULY, A.D. 2019, AT 8:10 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SIXTH DAY OF JULY, A.D. 2019.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2069141 8100
SR# 20196145598

Authentication: 203282434
Date: 07-25-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:10 AM 07/25/2019
FILED 08:10 AM 07/25/2019
SR 20196145598 - File Number 2069141

NAME CHANGE CERTIFICATE OF AMENDMENT

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Virtual Crypto Technologies Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Virtual Crypto Technologies Inc. (the "**Corporation**") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholders of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "**FIRST**" so that, as amended, said Article shall be and read as follows:

"The name of the Corporation is: Viewbix Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 24 day of July 2019, effective as of July 26, 2019.

By: /s/ Gadi Levin
Name: Gadi Levin
Title: Secretary